Form C

Cover Page

Name of issuer:

Keep Healthy, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 3/13/2017

Physical address of issuer:

1019 Fort Salonga Road
Northport NY 11768

Website of issuer:

https://keephealthyinc.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

7/20/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$515,125.00	$0.00
Cash & Cash Equivalents:	$3,492.00	$0.00
Accounts Receivable:	$116,674.00	$0.00
Short-term Debt:	$438,970.00	$0.00
Long-term Debt:	$1,402,676.00	$0.00
Revenues/Sales:	$547,576.00	$0.00
Cost of Goods Sold:	$383,438.00	$0.00
Taxes Paid:	($1,956.00)	$0.00
Net Income:	($623,430.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Keep Healthy, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ron Sowa	Working for Keep Healthy, Inc.	Keep Healthy, Inc.	2014
Jensen Adoni	Working for Keep Healthy, Inc.	Keep Healthy, Inc.	2014
Jacob Adoni	Entrepreneur	Keep Healthy, Inc.	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Elvis Willie	CFO	2017
Ron Sowa	President	2014
Ron Sowa	President	2014
Jensen Adoni	Vice President	2014
Jensen Adoni	Sales and Marketing	2014
Jacob Adoni	CEO	2014
Jacob Adoni	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Luxus Food, Inc. (Jacob Adoni)	10500000.0 Common Stock	70.0
Ron Sowa	4500000.0 Common Stock	30.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Jacob Adoni, Jensen Adoni and Elvis Willie are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We may not raise sufficient capital to fully implement our intended plan of operation.

Only when we have raised the minimum amount of funds will deposited funds be released and made available to the Company and, even if we are able to raise the minimum amount, there can be no assurance that we will have enough capital to fully implement our business plan.

Investing in the Company is a highly speculative investment and could result in the loss of an investor's entire investment.

A purchase of a revenue share is highly speculative and involves significant risks. The offered revenue shares should not be purchased by any person who cannot afford the loss of his, her or its entire purchase price. The business objectives of the Company are also speculative, and we may not be able to satisfy those objectives. For these reasons, each prospective investor should read these disclosures carefully and consult with their legal, tax, financial and/or investment advisor before making an investment. The Company is giving no such legal, tax, financial or investment advice to prospective investors.

Our business may require additional financing which may result in dilution to existing revenue sharers which would reduce the revenue shares of existing revenue share holders.

Our operations will consume a substantial portion of available working capital. We may require additional capital in order to fund our operations. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available or, if available, will be available upon favorable terms. We presently do not have sufficient cash flows that would allow us to qualify for debt financing on reasonable terms. Insufficient funds may prevent the Company from implementing our business strategy. In the event we raise additional funds through the issuance of additional revenue shares, dilution to the then existing revenue share holders will result, and future investors may be granted rights superior to those of existing investors.

We have incurred indebtedness and may incur additional indebtedness on terms disadvantageous to investors.

The Company presently has a $500,000 line of credit, all of which is outstanding, and we are not contractually or legally prohibited from incurring additional indebtedness. If we are unable to make payments on such other indebtedness, the holders thereof could declare us in default and exercise such remedies as they may have, including acceleration of the amount of such debt outstanding. We may become insolvent and could become subject to bankruptcy proceedings.

The Company's limited operating history and lack of profitability may continue, which will affect our ability to remain in business.

The Company has a limited history of operations and has not generated any profit to date. If we do not become profitable, we may not be able to remain in business. The Company is also subject to business risks associated with new business enterprises. No assurance can be given as to the ability of the Company to operate profitably.

Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. In investing in this Offering, potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of our viability and potential for significant revenue and any profit generation must be considered in light of the significant problems, expenses, difficulties, complications and delays encountered in connection with the commercialization of our technologies and products and services in development. These potential challenges include, but are not limited to:

- we are in the development stage of various products, which may never be developed;
- costs and expenses may exceed current estimates;
- we may not be able to adequately protect our intellectual property, trademarks and trade secrets;
- our ability to continue to generate sales has not been proven;
- we may not be able to attract and retain high quality personnel for management, executive and board positions;
- we will experience competition from more established and better capitalized companies; and
- we may not be able to raise capital when needed to advance our business plans.

Although we believe that the market for our products is growing, we can provide no assurances to investors that we will be able to generate significant operating revenues or ever achieve profitable operations. If we cannot address the inherent risks facing our Company, our intended business will likely fail and you may lose your entire investment.

The loss of our executive officers, consultants or other key personnel would have an adverse impact on our future development and could impair our ability to succeed.

The Company's success is substantially dependent on the performance of its executive officers, consultants and key employees. Given the Company is an early-stage venture, success is dependent on its ability to attract, maintain and motivate high quality personnel. The Company believes it will be able to procure such personnel; however, an inability to do so could materially adversely affect the Company's ability to further execute its intended business.

The Company is dependent on key customers.

The Company relies on its reputation and recommendations or endorsements from key customers in order to promote its products to potential new customers. The loss of any of the Company's key customers could have a significant impact on the growth rate of the Company's revenue, reputation and its ability to obtain new customers. For the year ended June 30, 2016, sales to three customers accounted for approximately 70% of total sales. For the six month period ended December 31, 2016, sales to two customers accounted for approximately 45% of total sales. A loss of any of these customers would have a material adverse effect on the Company's business.

The continued protection of our intellectual property is vital to the success of our business.

The intellectual property we acquire or develop, including all patents, pending patents, trademarks, service marks and copyrights is important to our success and competitive position, and the loss of or inability to enforce our intellectual property rights could harm our business. We have devoted and will continue to devote substantial resources to the establishment and protection of our intellectual property. Despite any precautions we may take to protect our intellectual property rights, policing unauthorized use of them is difficult, expensive and time-consuming, and we may be unable to adequately protect our intellectual property or determine the extent of any unauthorized use. Our efforts to establish and protect our intellectual property may not be adequate to prevent imitation or counterfeiting of our technologies, products and services by others or to prevent others from seeking to block sales of our technologies, products and services for violating their intellectual property rights. Unauthorized copying of our technologies, products and services or unauthorized use of our trademarks may decrease sales of our technologies, products or services and cause significant damage to our brand name and our ability to effectively represent ourselves to our customers. Further, we could incur substantial costs in legal actions relating to our use of our patents or trademarks or the use of our patents or trademarks by others. Even if we are successful in these actions, the costs we incur could have a material adverse effect on us.

We may be subject to claims that we or our products infringe upon the intellectual property or other proprietary rights of a third party. Any such claims may require the Company to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitutes, which may harm our business.

We may in the future be subject to claims that our products may infringe upon the intellectual property or other proprietary rights of third parties. While we believe that our current products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against the Company in the future. We might not prevail in any intellectual property infringement litigation, given inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require the Company to enter into royalty or licensing agreements.

We may in the future issue additional shares of our Capital Stock or securities convertible or exercisable into such shares, any of which would reduce investors' ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 40,000,000 shares of Common Stock, par value $.00001 per share, and 20,000,000 shares of Preferred Stock, par value $.00001 per share. The future issuance of all or part of our remaining authorized Capital Stock may result in substantial dilution in the percentage of our Capital Stock held by our then existing stockholders. We may value any Capital Stock issued in the future on an arbitrary basis. The issuance of Capital Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Capital Stock.

The Company and its subsidiaries will likely issue additional options, warrants and/or other restricted stock grants to its officers, directors, employees and other such consultants and advisors to the Company in the ordinary course of business. Such securities, when exercised, will increase the number of issued and outstanding shares of Capital Stock. Additionally, the sale, or even the possibility of sale, of the shares underlying the grants could have an adverse effect on the value of our securities or on our ability to obtain future financing. If and to the extent these options and warrants are exercised, you may experience dilution to your then existing holdings.

Rule 506(c) requires that we verify each purchaser's status as an "Accredited Investor."

Within the United States, we are contemplating conducting this Offering pursuant to the exemption from the registration requirements of the Act, provided by Rule 506(c) of Regulation D promulgated thereunder. Although Rule 506(c) permits the Company to engage in general solicitation and advertising, we are only permitted to sell the revenue shares to a potential purchaser after we have taken objectively "reasonable" steps to verify such purchaser's status as an "Accredited Investor" given the context of the Offering and each particular purchaser. Among the factors that we may consider in making this determination are: (i) the nature of the purchaser and the type of accredited investor that the purchaser claims to be; (ii) the amount and type of information that we have regarding the purchaser; and (iii) the nature of the Offering, such as the manner in which the purchaser was solicited to participate in the Offering, and the terms of the Offering, such as a minimum investment amount.
Alternatively, we may request documentation from a potential purchaser in order to verify such purchaser's status as an accredited investor. Such documentation could include: (i) verification based on income, by reviewing copies of any Internal Revenue Service form that reports income, such as Form W-2, Form 1099, Schedule K-1 of Form 1065, and a filed Form 1040; (ii) verification based on net worth, by reviewing specific types of documentation dated within the prior three months, such as bank statements, brokerage statements, certificates of deposit, tax assessments and a credit report from at least one of the nationwide consumer reporting agencies, and obtaining a written representation from the investor; or (iii) a written confirmation from a registered broker-dealer, an SEC-registered investment adviser, a licensed attorney or a certified public accountant stating that such person or entity has taken reasonable steps to verify that the purchaser is an accredited investor within the last three months and has determined that such purchaser is an accredited investor.

If we fail to comply with the requirements of Rule 506(c), including but not limited to the verification of each purchaser's status as an accredited investor, we could lose our ability to rely on the exemption from registration that the rule provides. If we were to lose our ability to rely on the exemption, we could become subject to claims for rescission by purchasers seeking to get their money back. Additionally, it could potentially result in violations of the Act, which could impede our ability to raise capital in future offerings and/or result in the imposition of fines or penalties against the Company from the SEC and/or state securities regulators. As a result, if we fail to qualify for the exemption provided by Rule 506(c) it could have a material adverse effect on our future prospects.

The success of our business plan is uncertain.

To execute our plan successfully, several critical success factors apply, some of which are within our control and some of which are outside of our control, including, but not limited to, the following:

- Our ability to develop and sell our products;
- Our continued success with developing the Company's products, market and distribution;
- Our ability to make favorable deals with retailers;
- Our ability to scale our sales force and operations;
- Our ability to recruit and retain talented personnel;
- Market adoption of our products;
- Our ability to continue and accelerate our organic marketplace growth;
- Continued adoption and growth of the health foods market;
- The performance of our suppliers and distribution partners and their ability to meet our needs and maintain or increase our productivity;
- Our ability to continue to close key reference accounts currently in the pipeline or deals forecast for the future;
- Our ability to create, market and sell new product offerings; and
- Our ability to continue to differentiate our products as well as develop brand recognition.

The Company's business and growth strategy depends in part on the success of its strategic relationships with third parties.

In order to grow the Company's business, the Company anticipates that it will continue to depend on its relationships with third parties, including its suppliers and distributors. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. In particular, our distributors may impose significant obligations on the Company in order to maintain the relationship. For example, they may require adherence to strict price protection, price guarantee and other policies that could lead to a reduction in our gross margins and hamper the Company's business and growth strategy. The Company's competitors may be effective in providing incentives to third parties to favor their products or to prevent or reduce utilization of the Company's products. In addition, acquisitions of the Company's partners by its competitors could result in a decrease in the number of the Company's current and potential customers, as the Company's partners may no longer facilitate the sale of its products to potential customers. If the Company is unsuccessful in establishing or maintaining its relationships with third parties, its ability to compete in the marketplace or to grow its revenue could be impaired and its results of operations may suffer. Even if the Company is successful, it cannot assure that these relationships will result in increased revenue.

The Company may enter into new business areas.

The Company may choose to expand its operations by developing and promoting new or complementary products and services, expanding the breadth and depth of products and services offered or expanding its market presence through relationships with third parties. In addition, the Company may pursue the acquisition of new or complementary businesses, products or technologies. There can be no assurances that the Company will be able to expand its efforts and operations in a cost-effective or timely manner or that any such efforts will increase overall market acceptance. Furthermore, any new business launched by the Company that is not favorably received by customers could damage the reputation and the brand image of the Company. Expansion of the operations in this manner would also require significant additional expenses and development, financial and operational resources.

The Company will face challenges managing its growth.

The Company believes that it may be required to rapidly grow and significantly expand its operations in order to take advantage of market opportunities. While the Company will implement a plan to manage the expected growth of its operations and personnel, this expansion could place a significant strain on the Company's management, internal information systems, operational and financial resources, having an adverse effect on the Company.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

We expect competition in the health foods landscape to continue to increase due to the large market incentivizes for competitors to make investments. There is a combination of sophisticated investors and startups who have made investments in this market. Some of our larger competitors include Clif Bar and KIND Bar. Even Nature Valley offers some products that could be considered competitive with those of the Company. Several startups also compete with some of the products offered by the Company, including, but not limited to, RxBar. A substantial number of companies selling health food products similar to ours have emerged around the world. In addition to such competitors, we expect to increasingly compete against other large food and health food businesses.

Many of our current and potential competitors have greater name recognition, longer operating histories, significantly greater financial, marketing and other resources and larger customer bases than we do. The Company's competitors may be able to respond more quickly and effectively than the Company can to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with providers of complementary products, technologies or services to increase the availability of their products in the marketplace. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate revenue from their customer bases more effectively than we do. Our competitors may offer products and deals that are similar to the products and deals we offer or that achieve greater market acceptance than the products and deals we offer. If the Company is unable to successfully compete, the Company's business, financial condition and results of operations could be materially adversely affected.

Evolving laws and regulations may require increased costs or adversely affect the Company's results of operations.

In a regulatory climate that is uncertain, the Company's operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. Compliance with these future laws and regulations may require the Company to change certain Company practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on the Company's results of operations.

The Company has identified what it believes are the areas of government regulation that, if changed, would be costly to the Company. These include, but are not limited to: laws and rules of the Occupational Safety and Health Administration, the Consumer Product Safety Commission and the Environmental Protection Agency; laws and rules relating to the distinction between independent contractors and employees; and tax and other laws. There could be laws and regulations applicable to the Company's business that the Company has not identified or that, if changed, may be costly to us, and it cannot predict all the ways in which implementation of such laws and regulations may affect the Company.

In the states in which the Company operates, the Company believes that it is in compliance with all applicable laws and regulations, but, due to the uncertain regulatory environment, certain states may determine that the Company is in violation of their laws and regulations. In the event that the Company must remedy such violations, the Company may be required to modify the Company's products in such states in a manner that undermines the Company's attractiveness to retailers and customers, the Company may become subject to fines or other penalties or, if the Company determines that the requirements to operate in compliance with such laws and regulations are overly burdensome, the Company may elect to terminate the Company's operations in such states. In each case, the Company's revenue may decline and the Company's business, financial condition and results of operations could be materially adversely affected.

Additionally, the introduction of new services may require the Company to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate state licenses or certificates, increasing the Company's security measures and expending additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent some of the Company's products or services from being offered to and/or by its customers, which could have a material adverse effect on the Company's business, financial condition and results of operations.

As a food retailer, we, as well as our vendors, are subject to numerous federal, state and local laws and regulations and our compliance with these laws and regulations, as they currently exist or as modified in the future, may increase our costs, limit or eliminate our ability to sell certain products, require recalls of certain products, raise regulatory enforcement risks not present in the past or otherwise adversely affect our business, results of operations and financial condition.

As a retailer of food, we are subject to numerous federal and state health and safety laws and regulations. Our suppliers and contract manufacturers are also subject to such laws and regulations. These laws and regulations apply to many aspects of our business, including the sourcing of ingredients, manufacturing, packaging, labeling, distribution, advertising, sale, quality and safety of the products we sell, as well as the health and safety of our employees and the protection of the environment. In the United States, we are subject to regulation by various federal government agencies, including the FDA, the USDA and the FTC, as well as various state and local agencies. We are also subject to the USDA's Organic Rule, which facilitates interstate and international commerce and the marketing of certain organically produced products, and provides assurance to our customers that such products meet consistent and uniform minimum base standards. Compliance with the USDA's Organic Rule also places a significant burden on some of our suppliers, which may cause a disruption in some of our product offerings. If these laws and regulations were violated by our management, employees, suppliers, distributors or vendors, we could be subject to fines, penalties and sanctions, including injunctions against future shipment and sale of products, seizure and confiscation of products, prohibition on the operation of our stores, restitution and disgorgement of profits, operating restrictions and even criminal prosecution in some circumstances.

In connection with the marketing and advertisement of the products we sell, we could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC, the consumer protection statutes of some states and non-government watchdog groups. These events could interrupt the marketing and sales of products in our stores, including our private label products, severely damage our brand reputation and public image, increase the cost of products in our stores, result in product recalls or litigation, and impede our ability to deliver merchandise in sufficient quantities or quality, which could result in a material adverse effect on our business, financial condition and results of operations.

New or revised government laws and regulations have been adopted in recent years, such as those relating to nutrition labeling that could result in additional compliance costs and the increased use of civil remedies to enforce such laws and regulations. Additionally, increased enforcement by government agencies could result in such costs and remedies, as well as the payment of fines or penalties imposed by such agencies.

Furthermore, in recent years, the FDA has been and continues to be aggressive in enforcing its regulations with respect to nutrient content claims (e.g., "healthy," "low fat," "good source of," "calorie free," etc.), unauthorized "health claims" (claims that characterize the relationship between a food or food ingredient and a disease or health condition) and other claims that impermissibly suggest therapeutic benefits for certain foods or food components. Such FDA enforcement with respect to such promotional practices could result in costly product changes, potential private litigation, bad publicity and loss of consumer goodwill.

We cannot predict the nature of future laws, regulations, interpretations or applications, or determine what effect either additional government regulations or administrative orders, when and if promulgated, or disparate federal, state and local regulatory schemes could have on our business in the future. They could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, additional recordkeeping, expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation. Any or all of such requirements could have an adverse effect on our operating results.

Consumers or regulatory agencies may challenge certain claims made regarding the products we sell.

We may experience product recalls, withdrawals or seizures which could reduce our sales and adversely affect our results of operations.

We may be subject to product recalls, withdrawals or seizures if any of the products we sell is believed to cause injury or illness or if we are alleged to have violated governmental regulations in the labeling, promotion, sale or distribution of those products. A significant recall, withdrawal or seizure of any of the products we sell may require significant management attention, could result in substantial and unexpected costs and may adversely affect our business, financial condition or results of operations. Furthermore, a recall, withdrawal or seizure of any of the products we sell may adversely affect consumer confidence in our brands and thus decrease consumer demand for the products we sell. We rely on our suppliers to ensure that the products they manufacture and sell to us comply with all applicable regulatory and legislative requirements. In general, we seek representation and warranties, indemnification and/or insurance from our suppliers. However, even with adequate insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in the products we sell. In addition, the failure of those products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which in certain cases could materially and adversely affect our business, financial condition and results of operations.

Litigation and publicity concerning food quality, health claims, and other issues could expose us to significant liabilities.

Food product businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, health claims, allergens, illness, injury or other health concerns or operating issues stemming from one or more products. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. In addition, the food services industry has been subject to a growing number of claims based on the nutritional content of food products they sell, and disclosure and advertising practices.
Products that we sell may carry claims as to their origin, ingredients, efficacy or health benefits, including, by way of example, the use of the term "natural." Although the FDA and USDA each has issued statements regarding the appropriate use of the word "natural," there is no single, United States government regulated definition of the term "natural" for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market "natural" products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying the products we sell. The cost of defending against any such claims could be significant.

Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. An unfavorable outcome could have a material adverse impact on our business, financial condition and results of operations. In addition, regardless of the outcome of any litigation or regulatory proceedings, these proceedings could result in substantial costs and may require that we devote substantial resources to defend our company and could affect the future premiums we would be required to pay on our insurance policies. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims could be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which could have a material adverse effect on our business, financial condition and results of operations. Even if we are not the subject of such claims, publicity about these matters may harm our reputation or prospects and adversely affect our results. Further, changes in governmental regulations could have adverse effects on our business and subject us to additional regulatory actions.

Our business depends on our ability to maintain and scale the production and distribution infrastructure necessary to manufacture and sell our products, and any significant disruption in production or distribution could result in loss of customers.

Our reputation and ability to acquire and retain our customers are dependent upon reliable production and distribution and the underlying infrastructure. As our customer base and the amount of product we manufacture and ship continues to grow, we will need an increasing amount of production and distribution capacity. We have spent and expect to continue to spend substantial amounts on services to handle such capacity. The successful maintenance of this infrastructure is expensive and complex and there could be operational failures. In the event that our customer base or the amount of product we must manufacture and ship grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in this infrastructure, whether due to natural disasters, supply shortages, physical break-ins, or other factors, could prevent our customers from purchasing desired quantities of products. A substantial portion of our manufacturing and distribution infrastructure is provided by third-parties. Any disruption in these services or any failure of these providers to handle existing or increased manufacturing or distribution could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide. If we do not maintain or expand our manufacturing and distribution infrastructure successfully or if we experience operational failures, we could lose current and potential customers, which could materially harm our operating results and financial condition.

Our business is subject to interruptions, delays or failures resulting from earthquakes, other natural catastrophic events or terrorism.

Our products, operations, and the locations where we manufacture our products are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. A significant natural disaster, such as an earthquake, fire or flood, could have a material adverse impact on our business, financial condition and results of operations and our insurance coverage may be insufficient to compensate the Company for losses that may occur. Acts of terrorism could cause disruptions to our business or the economy as a whole. We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters affecting areas where data centers upon which we rely are located, and our business interruption insurance may be insufficient to compensate the Company for losses that may occur.

Current uncertainty in global economic conditions could adversely affect our revenue and business.

Our operations and performance depend on economic conditions. The current economic environment continues to be uncertain. These conditions may make it difficult for our customers to accurately forecast and plan future business activities, and could cause our customers to terminate their relationships with the Company or could cause our customers to reduce their purchases. Furthermore, during challenging economic times, our customers may face issues gaining timely access to sufficient credit, which could result in their unwillingness to continue with our service or impair their ability to make timely payments to us. If that were to occur, we may experience decreased revenue, be required to increase our allowance for doubtful accounts and our days receivables outstanding would be negatively impacted. If we are unable to finance our operations on acceptable terms as a result of renewed tightening in the credit markets, we may experience increased costs or we may not be able to effectively manage our business. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery in our industry. These and other economic factors could have a material adverse effect on our financial condition and operating results.

The Company has a history of cumulative losses, which the Company expects to continue through 2017, and the Company may never achieve or sustain profitability.

The Company has incurred significant losses in each period since its inception. The Company incurred a net loss of ($522,044) for the fiscal year ended June 30, 2016 and ($381,037) for the six-month period ended December 31, 2016. The Company anticipates losses through 2017. These losses reflect the substantial investments that the Company made to acquire new customers and develop the Company's products. The Company intends to continue scaling its business with new investment. Accordingly, the Company anticipates that the cost of revenue, as well as operating expenses, will continue to increase in the foreseeable future. These efforts may prove more expensive than the Company currently anticipates and the Company may not succeed in increasing its revenue sufficiently to offset these higher expenses. The Company cannot assure an investor that it will achieve profitability in the future or that, if it does become profitable, that the Company will be able to sustain or increase profitability. The Company's prior losses, combined with its expected future losses, have had and will continue to have an adverse effect on the Company's stockholders' equity and working capital and raise doubt about the Company's ability to continue as a going concern.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: The net proceeds of the Offering will be used approximately in this breakdown: 20% Development and commercialization of products; 10% Expand marketing and PR (TV/radio&print ads); 5% Infrastructure improvement; 25% Advance inventory purchases; 6% Aggressive demo/ sampling offerings to major retailers; 20% Salaries and wages; 9% Legal, Accounting and Consulting fees; 5% Wefunder's intermediary fee

---

If we raise: **$1,000,000**

Use of Proceeds: The net proceeds of the Offering will be used approximately in this breakdown: 20% Development and commercialization of products; 12% Expand marketing and PR (TV/radio&print ads); 5% Infrastructure improvement; 20% Advance inventory purchases; 6% Aggressive demo/ sampling offerings to major retailers; 12% Salaries and wages; 10% Ecommerce development including team and ecommerce hub & expansion; 10% Legal, Accounting and Consulting fees; 5% Wefunder's intermediary fee

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 6% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly, starting no more than six months after the date of the loan. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.75x their principle investment (the repayment amount).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

By amendment of the Company's Certificate of Incorporation.

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Loan Amounts raised in this offering

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	20,000,000	0	No
Common Stock	40,000,000	15,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

Describe any other rights:

Common Stock have voting rights, Preferred Stock do not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.**Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.**

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Luxus Food, Inc.
Issue date	06/30/16
Amount	$745,000.00
Outstanding principal plus interest	$826,500.00 as of 01/16/18
Interest rate	7.0% per annum
Maturity date	12/31/18
Current with payments	Yes

The $745,000 loan represents amounts due to Luxus Food, Inc. ("Luxus") for working capital advances. At the time, Luxus was owned 100% by Jacob Adoni and certain transferees for estate planning purposes. Effective June 30, 2016, the balance on the subordinated promissory note was $675,000. The note is subordinated to any present or future secured indebtedness owing from the Company to any bank for borrowed money ("Senior Debt"), with interest computed at the rate of 7% per annum. The entire principal balance, together with any accrued and unpaid interest is due in full on December 31, 2018. In the event of default, the principal and unpaid interest will become due immediately upon discretion of the payee, and interest under this note will be increased to 10% per annum. The Company can, from time to time, prepay this loan in an amount equal to 25% of Excess Cash Flow, as defined in the note. Under the terms of this note, Luxus may elect, at any time, to have all or a portion of the outstanding principal and accrued interest be converted into common stock of the Company.

As of December 31, 2016, the Company executed another promissory note payable to Mr Jacob Adoni in the amount of $50,000, plus an additional $20,000 in the third quarter of fiscal 2017, bringing the total payable balance to $745,000, with the same terms and common stock conversion features as above.

Loan

Lender	Commercial Bank
Issue date	07/29/16
Amount	$400,000.00
Outstanding principal plus interest	$500,000.00 as of 01/17/18
Interest rate	4.75% per annum
Maturity date	06/01/18
Current with payments	Yes

On July 29, 2016, the Company signed a $400,000 revolving line of credit promissory note payable with a bank, which was subsequently amended to provide for a temporary increase in the line of credit to $500,000 until June 1, 2017. Currently, the entire balance of the line of credit is outstanding. In the event that amounts owed to the bank as of June 1, 2017 exceed the original $400,000 maximum line of credit, the Company will be required to pay back the excess or will be in default. Interest on the promissory note is at prime rate plus 1% (4.75% per annum) but in no event shall it be less that 4.75% per annum. In the event of default, the note shall be increased by adding an additional 5 percentage points. The principal and any accrued interest outstanding matured on January 1, 2017, and was extended for a period of one year to January 1, 2018, with the same terms as the original note. The note payable is guaranteed by Jacob Adoni and is secured by all assets of the Company. Under the term of the agreement, the Company is required to observe financial reporting covenants, including but not limited to, limitation on loans, indebtedness, guarantees, certain changes in ownership and changes in the borrower's financial condition.

The Company leases two properties for office, production and warehouse space, with Harbor Park Realty, LLC ("Harbor Park"), an entity that is owned by Jacob Adoni. Included in the accrued expenses – related party is rent payable in the amount of $11,784. Rent expense for the year ended June 30, 2016, amounted to $94,313. The Company leases property for office space, with Harbor Park. Rent expense for the six month period ended December 31, 2016, amounted to $48,720. The total money owed to Harbor Park Realty LLC is $154,817.

$43,266 is also owed to Jacob Adoni's brother. This represents amounts due for leasehold improvements that were performed by Jacob Adoni's brother. The leasehold improvements were paid for by the affiliate on behalf of the Company. The amount due is non-interest bearing and has no stated terms for repayment.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Harbor Park Realty LLC
Amount Invested	$154,817.00
Transaction type	Other
Issue date	12/31/16
Relationship	Entity owned by Jacob Adoni

The Company leases two properties for office, production and warehouse space, with Harbor Park Realty, LLC ("Harbor Park"), an entity that is owned by Jacob Adoni. Included in the accrued expenses – related party is rent payable in the amount of $11,784. Rent expense for the year ended June 30, 2016, amounted to $94,313. The Company leases property for office space, with Harbor Park. Rent expense for the six month period ended December 31, 2016, amounted to $48,720.

Name	Luxus Foods
Amount Invested	$745,000.00
Transaction type	Loan
Issue date	06/30/16
Interest rate	7.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Jacob Adoni is CEO and was owner of Luxus at the time

This loan represents amounts due for working capital advances made by the Company's CEO and sole shareholder, or to affiliated entities controlled by him, and for expenses incurred on behalf of the company, net of repayments. The loan is secured by one or more subordinated promissory notes, and accrues interest at the rate of 7% annually. The entire amount of principal and accrued interest due on the loan is payable at maturity on December 31, 2018.

Name	Jacob Adoni's brother
Amount Invested	$43,266.00
Transaction type	Other
Issue date	03/31/15
Relationship	CEO Jacob Adoni brother

Represents amounts due for leasehold improvements that were performed by Jacob Adoni's brother. The leasehold improvements were paid for by the affiliate on behalf of the Company. The amount due is non-interest bearing and has no stated terms for repayment.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Consumer consumption has dramatically shifted from three large meals a day to five small meals. We deliver a convenient, healthy and delicious snack bar as an alternative to the many processed, chemically-altered and artificially sugar-filled snacks on the market. Our bars come in 32 varieties, all gluten-free, plant-based, kosher, non-GMO, and made without artificial sweeteners. We own our manufacturing facility, so we capture the profit margin that would normally go to a third-party.

As consumer tastes continue to trend towards healthy eating, we believe we'll be the go-to snack for vegan, diabetic, fitness and health-oriented consumers across the globe. We'll expand our line to include vegetable-based bars for additional offerings.

Milestones

Keep Healthy, Inc. was founded as Go Healthy New York, Inc. on April 29, 2014, with a name change to Keep Healthy, Inc. filed on September 19, 2014. The Company was reincorporated by merger in Delaware on March 13, 2017, with the Delaware entity, Keep Healthy, Inc., being the surviving entity. The Delaware entity, Keep Healthy, Inc., and the offeror here, was formed March 13, 2017. Our milestones are as follows:

- $1.18M in sales since Sep 2014 launch
- In 5,000+ convenience stores across East Coast
- Featured in Snack Nations box
- 32 varieties of bars
- Ranked #43 Amazon Best Seller for Fruit Bars (Jan 2018)

Historical Results of Operations

Our company was organized in March 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended June 30, 2017, the Company had revenues of $547,576. Our gross margin was 29.98%.
- *Assets.* As of June 30, 2017, the Company had total assets of $515,125, including $3,492 in cash.
- *Net Loss.* The Company has had net losses of $623,430 for 2017.
- *Liabilities.* The Company's liabilties totaled $1,841,646 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $1,443,266 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 9 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Keep Healthy, Inc. cash in hand is $46,124, as of December 31, 2017. Over the last three months, revenues have averaged $64,000/month, cost of goods sold has averaged $31,500/month, and operational expenses have averaged $50,000/month, for an average burn rate of $18,000 per month. Our intent is to be profitable in 5 months.

Since the date that our financials cover we have seen significant Increased in the protein and low glycemic bars. Our overall demand has also significantly increased. We have a positive outlook as once we are able to adequately address or financial needs with regards to acquiring raw materials by bulk...we expect to see at minimum a 5-10% increase in margin. Most importantly, we will see revenue growth as we fill orders in a timely manner.

In the next 3-6 months our expenses will remain around $50,000/ month and in lieu of a successful Wefunder campaign we will continue operations as usual.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://keephealthyinc.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Keep Healthy Inc, Revenue Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Elvis Willie
Jacob Adoni
Jensen Adoni
Ron Sowa

Appendix E: Supporting Documents

INVEST IN KEEP HEALTHY, INC

Truly healthy snack bars made from whole ingredients - plant-based & gluten-free

“Consumer consumption has dramatically shifted from three large meals a day to five small meals. We deliver a convenient, healthy, and delicious bar as an alternative to the many processed, chemically-altered and sugar-filled snacks on the market. Our bars come in 50 varieties, all gluten-free, plant-based, kosher, non-GMO and made without any added artificial sweeteners. Since we own our manufacturing facility, we capture the profit margin that would normally go to a third-party.

Jay Adoni
CEO AND DIRECTOR, KEEP HEALTHY, INC

FOLLOW US FOR UPDATES SHARE TWEET


Keep Healthy
LOW GLYCEMIC BAR
LEMON ZEST
SEA SALT BROWNIE
Fruitkies

$0 raised of $200K goal

$100 min INVEST

by Wefunder Portal LLC

Revenue Share

6% of revenues | **1.75X** investment amount

Keep Healthy, Inc will pay investors 6% of revenues each quarter until 100% of your principal is returned plus 75% on top.

INVESTOR PERKS

$100+ Receive one Keep Healthy 16 bar caddy of your choice

$500+ Receive 3 months supply of Keep Healthy bars- two 16 bar caddy's of your choice

$1,000+ A tour of our factory plus 6 months subscription of Keep Healthy Bars

$5,000+ Create your own flavor bar, with your favorite ingredients and we will create your own 16 box caddy plus 1 year subscription of Keep Healthy Bars

$10,000+ Dinner with CEO at a restaurant in New York, plus a factory your and a 3 year subscription to Keep Healthy Bars

OUR AMBITION

People are busy, but they want to stay healthy. As more and more people seek healthy items that can be eaten on-the-go, they'll continue to reach for our bars. For every vegan, diabetic, fitness, and health-oriented consumer across the globe, we'll be the preferred snack. We plan to introduce vegetable-based bars next so that you can eat your vegetables in a convenient, tasty, and perfectly-portioned. Eating clean food is what your body deserves – and remember to always Keep Healthy.

KEY FACTS

- $1.338M in sales since Jan 2015 launch.
- Ranked #43 Amazon Best Seller for Fruit Bars (Jan 2018)
- Featured in SnackNation box.
- 50 varieties of bars.
- In thousands of convenience stores, grocery stores, speciality markets, drug stores and pharmacies across the US.
- Up to 18-month shelf life.

DOCUMENTS

KH_ProductLineup.pdf
KH_PitchDeck.pdf

https://keephealthyinc.com

FOOD HEALTH AND FITNESS VEGAN

Why I Like Keep Healthy, Inc

The easiest thing to throw in your bag? Energy bars. Keep Healthy's few-ingredient bars in flavors such as Apple Walnut, Apricot Coconut, and Cashew Date are made from real, whole foods and are packed with fiber.

Anna Starostinetskaya
VEGNEWS

THE BUZZ ABOUT KEEP HEALTHY, INC

The Keep Heathy line of products are marketed exceptionally well. Consumers read labels: when they read any Keep Healthy product labels, all they see are four to five natural ingredients. They appeal to directly to the consumer that is looking for "healthier for you" snack, that tastes good.

Marty Glick

Vice President of Sales, Harold Levinson Associates, LLC.

I absolutely love these bars! Clean, healthy and delicious is the best way to describe them! Being a vegan and highly physically active, it's awesome to have a delicious snack that is also nutritionally dense. Not to mention they pack 12 grams of protein and are organic. The Sea Salt Brownie bar reminds me of my family's infamous Snowball Cookie Dough. Packed with butter, I can't eat them like I used to! Now, every time I have a bite of this bar, I go right back to family functions as a child! My other favorite is the Coconut Crunch bar – FANTASTIC! With so many consumers (and diabetics) aware of sugar intake, this is a perfect and strongly recommended choice.

Kari Bukur

Regional Sales Executive, Palko Services

Finally, after 20 years in the vending industry, I have a line of items I can bring to my customers that taste equally as good as they are clean, for which the nutrition police have no objections.

United Snack Group

There is nothing like these bars. All natural, incredibly satisfying, delicious and filling. You need to reach no further than this good for you snack.

John Posillico

CTO, Ariona Beverages

I just want to say thank you so much for introducing me to keep healthy brand. The fact that it has no artificial preservatives, it tastes so great, I can see the label so clearly, and it's good for me it's something my family, friends, and I are enjoying on a daily basis. We look forward to seeing more products from your company and we're fortunate to know it.

Michael Laurie

Director of DLA capital

VegNews

How to Pack the Perfect Vegan Beach Bag

From snacks to sunscreen, we put together a dream bag that covers all of the vegan bases. When the weather warms up, our thoughts drift to seaside frolics with our favorite group of beach-going friends. However, past experience has taught us that if

June 30, 2016 @ vegnews.com

Only Ingredients You Can Pronounce; Only What's Necessary







Jay, our cofounder, grew up in a vegan town in Israel. He moved to the U.S. and started eating snack bars, thinking they were a healthy option. When he looked more closely at the labels, he was shocked to find a long list of ingredients he didn't recognize and could barely pronounce – artificial preservatives and sweeteners, animal-derived proteins, and more.

He soon linked up with Ron, our other cofounder and a former chef. Ron had first tasted the sweet, fiber-filled superfood dates while traveling in the Middle East. Ron came up with the recipe for our first product, the Date Bar, soon after, and Keep Healthy was born.

A Few of the 50 Varieties Across Our Seven Lines

Our bars have between 2 and 11 ingredients, are non-GMO, gluten-free, dairy-free, vegan, kosher, and 100% plant-based. We don't add high fructose corn syrup, agave, stevia, artificial sweeteners, or artificial preservatives.



Organic Low Glycemic 12g Protein Sea Salt Brownie Bar



Fruitkies Chocolate Covered Mango Bar



Chocolate Covered Apple Walnut Date Bar



Fruitkies Cranberry Pumpkinseed Bar



Assorted Original Date Bars



Organic Low Glycemic 12g Protein Banana Nut Bar

Our bars have a shelf life up to 18 months and are preserved using the fruit's naturally occurring sugars and oils, unlike many of our competitors who add artificial sweeteners and artificial preservatives.

Where You Can Find Keep Healthy Bars

American Airlines

American Airlines first ordered our Low Glycemic Bars in August 2017 to distribute to their first-class fliers. Since then, each order has steadily increased in size month over month, going from 1,000 all the way to 13,000 in their last order. All told, we've shipped about **50,000 bars** to American Airlines.

We've been in SnackNation, a healthy snack delivery box for offices around the country, for 14 months. Our first order was 5,000 bars; the last order came in at 70,000. In total, we have sold approximately **350,000 bars** to SnackNation.

SNACK NATION

CardinalHealth

Since our Low Glycemic Bars are specially formulated for diabetics, Cardinal Health – the nation's second-largest drugstore distributor – has recently added Keep Healthy to their planogram enabling us to supply some of their 100,000+ drugstores with our Low Glycemic Bars for their diabetic-focused displays.

*In select locations

Additionally, our snack bars are in approximately **8,000 points of sale,** including convenience stores, grocery stores, and specialty markets up and down the East Coast.

Pitch Deck


Keep Healthy®
WHERE
INGREDIENTS
MATTER
Fruitkies™
a smart snack
INFO@KEEPHEALTHYINC.COM



Our Competitive Advantage: We Own the Manufacturing Facility

By running our own manufacturing facility, we capture the profit that would normally go to a third party "Co-Packer." Our capacity is 100 bars per minute, meaning if we operate 24/7, we can produce approximately 50 million bars a year.



2.0M
1.5M
1.0M
0.5M
$2.0M
$1.5M
$1.0M
$0.5M
Projected Bar Production Through June '18: 1.89 M
Actual Sales Through Dec '17: $1.338 M
2015
2016
2017
2018
Fiscal Year Bars Produced
Fiscal Year Sales

**The production projection is based on the historical sales and production of the first half of Fiscal Year 2018. We have seen a spike in initial orders and more importantly, reorders, in the last several months. In December 2017, we shipped about 80,000 bars. Additionally, we launched our Fruitkies 99 cent bars this year, which are selling out very quickly. Currently, we have one person with their own van to carry our product from store to store, and we plan to bring on two more individuals in this same capacity. We are in talks with two very large retailers about orders and believe they will place their first order soon. Moreover, we are expecting a big order on our Low Glycemic Bars from an Indian retailer (diabetes is a big public health issue in India). To top it off, we will be attending the Expo West show in Anaheim in early March where we already have major meetings set up. For the above reasons, we believe we will surpass the million dollar mark for this fiscal year ending June 30, 2018.*

There is no guarantee that the numbers will materialize as projected. Projections for 2018 and later are dependent on variables outside of our control and may not materialize as displayed.

Let's Make "Health" Bars Actually Healthy

"You are what you eat."

I never quite understood the origin of the phrase "you are what you eat" until I entered the food industry. For my entire life, this precept has been subconsciously guiding me, reminding me to watch what I eat and choose healthier alternatives. It was not until I entered the snack bar business that I realized how truly important this phrase is, why it is important and what I was going to do to benefit all of us.

Our company was founded to deliver a convenient, healthy, and delicious alternative to the many processed, chemically altered and artificial sugar-filled snacks on the market today. Unlike many of our competitors in the snack/health bar business, we pride ourselves on using only the best quality ingredients with very few overall ingredients. Some leading "health" bars on the market today are feeding consumers something more along the lines of a "poison bar" filled with artificial sweeteners, preservatives and nearly impossible to pronounce ingredients.

Our mission here at Keep Healthy is to always create delicious and nutritious products with easy to pronounce ingredients. Our products are proudly made in the USA in our own manufacturing facility.

All of our products strictly follow our own 12 Commandments: vegan, kosher, non-GMO, dairy-free, gluten-free, no artificial sweeteners, no agave, no stevia, no artificial preservatives, no sugar alcohols, no high fructose corn syrup, 100% plant-based ingredients.

One thing that has made me extremely proud is the launch of our Low Glycemic Bar line in 2016. The Low Glycemic Bars were created for every individual, but especially for pre-diabetics and diabetics. Approximately 9.4% of United States citizens have diabetes, which as we all know is an extremely debilitating and potentially fatal disease. The diabetic community, already inherently limited in what they can eat, is left with shockingly unhealthy snack/health bar options. Many of our competitors sell bars that are loaded with artificial preservatives, unhealthy amounts of sugar substitutes, and other various ingredients that could actually worsen the disease. For example, one major competitor of the Low Glycemic bar has over 60 ingredients in their bars, while our Low Glycemic bars have ONLY 12. They are USDA Organic, gluten-free, and vegan, packed with 12 grams of plant-based protein and 5 to 6 grams of fiber. Not only are these bars made with real, healthy ingredients, but I promise that you will find that we did not sacrifice product integrity or taste (far from it—the bars are delicious). I am truly proud that we can help the diabetic community enjoy a tasty, healthy, and readily available snack that contains great ingredients.

Additionally, a growing number of the American and global population is becoming vegetarian or vegan for health reasons, ethical reasons, or both. One recent study showed that roughly 5% of Americans are vegetarian and an additional 2% are vegan (meaning they do not eat any animal products, including eggs, dairy, or honey). Our bars serve both customers, and are a stark contrast from other bars in the market that use milk-based products (like milk chocolate) or eggs.

We are excited to raise money through the Wefunder community and would like to invite you to join us in our mission in providing everyone with the perfect snack. Please share with your friends, your family, and your colleagues that "you are what you eat" is more important now than it ever was. Your body is important, our health is our future, and we must fuel our bodies with wholesome, nutrient-dense choices!

My dream is for Keep Healthy to become a globally recognized brand, to teach and inform consumers, and to offer a product that uses clean ingredients. With your investment and the help of the Wefunder community, our company plans to expand market share/distribution, enhance our marketing efforts (specifically through digital/social media channels) and help our company become a household brand.

I believe that Keep Healthy will become a major force in the food industry and remember always, Keep Healthy.

Sincerely yours,
Jay Adoni

Meet the Founders



Jay Adoni
CEO and Director
C-level exec and entrepreneur for 20+ years in wholesale shoes, real estate, and securities.



Ron Sowa
President
Developed all recipes. Manages company ops: development, sourcing, QC, training staff & shipment.

AND THE REST OF THE TEAM



Jensen Adoni

VP, Sales and Marketing

Previously Cofounder/Designer at Modern Vice (TAG, INC)



Elvis Willie

CFO

CPA with experience in private equity, and accounting & compliance operations

Interview

Wefunder interviewed Jay Adoni and Ron Sowa of KH on October 23, 2017.

– COLLAPSE ALL

WF: What is Keep Healthy?

KH: Keep Healthy is a snack bar company. We manufacture and distribute a clean-label bar, which is non-GMO, gluten-free, vegan, dairy-free, Kosher. We only use 100% plant-based ingredients. You'll never find any high fructose corn syrup, artificial preservatives, agave, stevia, sugar alcohols or artificial sweeteners of any kind added to our bars.

WF: Why did you start this company?

KH: I was eating all these bars that had 50 or 60 ingredients in them. They were labeled health bars, so I was buying them. But when I started to read the labels I got sick to my stomach, and immediately, I stopped eating them. I started to think about how great it would be to have a clean-label snack or protein bar that would actually be good for you. And it was a very, very easy decision to make, to realize, "Hey, there's a huge opening."

I'd also been researching consumer trends. Consumers today walking through a store, especially moms – the first thing they do is look at labels. If anything has more than a couple of ingredients, they put it right back on the shelf. I think we're in the midst of a sea change in consumer behavior in the United States. It's becoming important to people to know what they put in their mouths, what they put in their bodies. At the same time, there's a huge movement of people becoming vegan and gluten-free. I saw that as a huge opportunity for us to open a food company, starting with bars.

WF: How did you become interested in clean-label food?

KH: I grew up in vegan town in Israel, that was founded in the early 1900s. We used to go outside to a tree, take the fruit off, wash it off if necessary and eat it. I've traveled to Brazil, Uruguay, Argentina, China – I've been to Europe dozens of times. I've had the chance to see what the food supply looks like. Where is it great? Where is it not great? I'm the kind of guy that would go to a hotel that would have a kitchen, but I would stop on the side of the road, pick up fruits and vegetables, go to the cook and say, "Hey. Would you make this for me after dinner? Make me this fruit salad out of these fruits?" So I've personally been ahead of the curve for 25 years.

When I started to read labels, I was in shock – not only that you see preservatives that are not important, but that it will take you hours on Google to figure out what the words on the labels mean. What Keep Healthy has done is simplified this. There is not one ingredient in our labeling that you will not understand. My partner's a chef, and we took our combined experiences and simplified how we make bars. Our snack bars have between two and five ingredients, and our Low Glycemic bars and Protein Bars have about 11. It's simple, it's almonds, it's dates, it's blueberries, it's cranberries. And of course, our Protein is always Vegan and Plant based. It's very, very simple to understand, and that's the key to Keep Healthy – keep it simple, keep it understandable and tasty, using God-given ingredients

WF: How long is the shelf life of your bars if you don't use artificial preservatives?

KH: Most products like ours are loaded up with added sugar or nasty sugar substitutes. . When we went into business, we made tons of calls to suppliers and said we didn't want added sugar, or less sugar in our fruits. Companies would say, "Well, I can't be responsible for them." It took about a year and a half to develop the resources, to find the suppliers, to find open-minded manufacturers.

The shelf life of Keep Healthy bars is up to 18 months. Our machinery was designed to use the oils and sugars that occur naturally in the fruits & nuts we're using as preservatives. The oils and sugars that are naturally in almonds and blueberries will help the fruits preserve themselves if you manufacture them the right way.

Some of the fruits still have a very small amount of sugar on them, but it's cane sugar, not processed sugar. Our bodies need a little bit of sugar, because we function on carbohydrates, which are our brain's fuel. Carbohydrates come from sugar but the difference between processed sugar and cane sugar is huge. The difference between processed sugar and natural sugar from fruits, which every fruit has, as you know – pineapples, mangoes, blueberries, cranberries, apricots, papaya, cherry, strawberries. The trick is, how can you use the minimum amount? How can you use cane sugar rather than processed sugar? How can you process it so it will preserve itself? That's what we were able to do and create.

WF: How do you know your product is resonating with customers?

KH: We began with a line of four date bars – cashew date, apricot coconut, apple walnut and pecan date. The cashew and pecan bars had two ingredients each. Around the time of our first show, we had one major competitor. They had a very popular date bar at the time, and when I tasted it, I thought it was awful. I read the label and what did it say? They use Date paste. Date paste just doesn't taste good. We use whole pitted dates.

So when I got back to my booth at that show, I knew what to highlight: they use paste, we use real dates. We offered taste-tests so people could understand the difference. That helped us make our way into retail. From there, we developed our fruit bars.

WF: What does Keep Healthy need to do to grow?

KH: Most of our investment so far has been spent on building the plant. We really haven't concentrated on social media or higher influencers, and that's what we need to do with our next round of investment. At our current growth rate, we're probably going to double or triple in size in the next 12 months, but with one big account or one influencer, we'd become this huge company overnight. We've already produced almost 3 million bars. That's a lot of people in such a short period of time. We get reorders from just about every store where we sell. Now we need to convince bigger buyers, like CVS, Walgreens, Costco, that they need to have our bars.

We're now in thousands of convenience and small stores. Dollar Tree, a major chain, placed their first order for $3,000 worth of bars and jumped to $17,000 with their second and third order. We've shipped our Low Glycemic bar to American Airlines at Chicago O'Hare Airport several times, with orders growing from 1,000 bars to 13,000 bars. The biggest account, with major potential is Cardinal Health, which just recently put us in their planogram.

WF: How do you reach new customers?

KH: The number-one avenue for our product is the internet, through Amazon and direct sales.

Many of our orders currently come through Amazon. We started with a 360,000 ranking on Amazon; now we're up to 20,000. People are starting to look for us, that's the key thing.

WF: What are your costs and profits?

KH: It costs +/-20 to 30 cents to make our snack bars, and 40-55 cents to make our Protein and Low Glycemic Bars from raw materials to finished, packed and shipped out the door. We sell bars at 75 to 80 cents to distributors. When we sell direct to retail, we sell for $1 to $1.25. But when we sell them individually on the Internet, they're $1.49 to $2.49.

Right now, our gross margin is averaging about 50%. But for direct online sales, it's over 100%.

We manufacture the bars ourselves, in our own facility Northport, New York. We received all of our permits through the U.S. Department of Agriculture and follow strict GMP and HACCP procedures. Our capacity currently is 100 bars per minute. If we were to operate the plant 24/7, we could produce about 50 million bars per year. That could take us up to at least $30 million in revenue per year.

We've already purchased equipment to build a second line of production. We haven't modified that equipment yet, but we have them here, physically. We could assemble that within four to six weeks. So as soon as we see that we get really, really busy, I think we can double production, which would take us up to $50 million or more in revenue per year.

WF: What will your biggest challenges be over the next 12 to 18 months?

KH: Of course, there's a lot of competition out there. Nobody that I know of is doing what we're doing, using all truly clean ingredients, but there's plenty of competition in the bar business. However, I really believe this is the way America's going to eat in the future. It's all going to be packaged food eventually. Since the most important thing to Americans today is longevity, I think we can differentiate our product enough to stand out.

WF: What products do you have in the pipeline?

KH: One project I am excited about developing is our line of vegetable bars. You'll be able to get your broccoli, your cauliflower, your beets, tomatoes, and carrots and all that good stuff in one convenient, delicious snack bar. It's going to taste unbelievable.

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RISKS

1 Jacob Adoni, Jensen Adoni and Elvis Willie are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

2 **We may not raise sufficient capital to fully implement our intended plan of operation.**

Only when we have raised the minimum amount of funds will deposited funds be released and made available to the Company and, even if we are able to raise the minimum amount, there can be no assurance that we will have enough capital to fully implement our business plan.

3 **Investing in the Company is a highly speculative investment and could result in the loss of an investor's entire investment.**

A purchase of a revenue share is highly speculative and involves significant risks. The offered revenue shares should not be purchased by any person who cannot afford the loss of his, her or its entire purchase price. The business objectives of the Company are also

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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